Exhibit 23.1  Consent of Independent Registered Public Accounting Firm – HASKELL & WHITE LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-134889) of Taitron Components Incorporated of our report dated March 30, 2009, appearing in the Annual Report on Form 10-K of Taitron Components Incorporated for the year ended December 31, 2008.

/s/ HASKELL & WHITE LLP

Irvine, California
March 30, 2009